Exhibit 99.B(g)(4)

FOURTH AMENDMENT TO THE AMENDED AND RESTATED CUSTODIAN
AGREEMENT BETWEEN SEI INSTITUTIONAL MANAGED TRUST, EACH EXEMPT
COMPANY LISTED ON SCHEDULE A AND BROWN BROTHERS HARRIMAN & CO
DATED MARCH 28, 2012

THIS FOURTH AMENDMENT dated as of February 22, 2018 to the Amended and Restated Custodian Agreement, dated as of March 28, 2012,-/as amended August 11, 2015, June 30, 2016 and October 26, 2016 (the “Agreement”), is entered into by and among (i) the SEI INSTITUTIONAL MANAGED TRUST, an open end investment management company organized under the laws of the State of Massachusetts, on behalf of its portfolios listed on Schedule A attached to the Agreement, severally and not jointly, (each a “Fund” and collectively, the “Funds”), (ii) each exempt company organized under the laws of the Cayman Islands listed on Schedule A, attached to the Agreement, severally and not jointly, (each a “Company” and collectively, the “Companies”) and (iii) BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York.

RECITALS:

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the parties desire to amend Schedule A of the Agreement to add the Dynamic Commodity Strategy Subsidiary Ltd., [an exempt company organized under the laws of the Cayman Islands and] a wholly owned subsidiary of the Dynamic Asset Allocation Fund, a portfolio of SEI Institutional Managed Trust; and

WHEREAS, Section 12.4 of the Agreement allows for its amendment by a written instrument executed by the party against which enforcement of such amendment is sought.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree to amend the Agreement as follows:

1.                                 Schedule A of the Agreement is hereby deleted in its entirety and replaced and superseded with Schedule A attached hereto, adding the Dynamic Commodity Strategy Subsidiary Ltd., an exempt company organized under the laws of the Cayman Islands and a wholly owned subsidiary of the Dynamic Asset Allocation Fund, a portfolio of SEI Institutional Managed Trust, as an additional Company to the Agreement.

2.                                 Except to the extent amended hereby, the Agreement shall remain in full force and effect.

3.                                 By signing below where indicated, each party hereto hereby ratifies and affirms each of its respective representations and warranties and confirms that each such representation and warranty remains true and correct as of the date hereof.

4.                                 This Amendment shall be governed by such laws as provided in Section 12.5 of the Agreement. This Fourth Amendment may be executed in original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Fourth Amendment and together with the Agreement, shall represent the entire understanding of the parties hereto.

(signatures on the following page)

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first written above.

Brow Brothers Harriman & Co.	SEI Institutional Managed Trust

By:	By:
/s/ Eruch A. Mody	/s/ Stephen G. MacRae

Name:	Name:
Eruch A. Mody	Stephen G. MacRae

Title:	Title:
Senior Vice President	Vice President

Inflation Commodity Strategy Subsidiary Ltd.	Accumulation Commodity Strategy Subsidary Ltd.

By:	By:
/s/ James J. Hoffmayer	/s/ James J. Hoffmayer

Name:	Name:
James J. Hoffmayer	James J. Hoffmayer

Title:	Title:
Controller & CFO	Controller & CFO

Dynamic Commodity Strategy Subsidiary Ltd.

By:
/s/ James J. Hoffmayer

Name:
James J. Hoffmayer

Title:
Controller & CFO

SCHEDULE A

TO THE AMENDED AND RESTATED CUSTODY AGREEMENT BETWEEN SEI INSTITUTIONAL MANAGED TRUST, EACH EXEMPT COMPANY LISTED ON SCHEDULE A AND BROWN BROTHERS HARRIMAN & CO. DATED MARCH 28, 2012

Effective Date: February 22, 2018

SEI INSTITUTIONAL MANAGED TRUST

Global Managed Volatility Fund

Real Return Fund

Multi-Asset Accumulation Fund

Multi-Asset Income Fund

Multi-Asset Inflation Managed Fund

Multi-Asset Capital Stability Fund

Dynamic Asset Allocation Fund

Tax-Managed International Managed Volatility Fund

COMPANIES

Inflation Commodity Strategy Subsidiary Ltd.

Accumulation Commodity Strategy Subsidiary Ltd.

Dynamic Commodity Strategy Subsidiary Ltd.